Exhibit 5.1

October 1, 2025

NexPoint Real Estate Finance, Inc. 300 Crescent Court, Suite 700 Dallas, Texas 75201

Re:

NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”) -- Issuance and sale of up to 3,482,858 shares (the “Shares”) of 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of the Company pursuant to a Registration Statement on Form S-3 (Registration No. 333-276177) filed with the United States Securities and Exchange Commission (the “Commission”) on or about December 20, 2023 and declared effective on December 29, 2023 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. We understand that, as of the date hereof, the Company has sold 13,717,142 shares of Series B Preferred Stock, and, accordingly, up to 3,482,858 Shares may be issued and sold pursuant to the Registration Statement, the Prior Prospectus Supplement and the Prospectus Supplement (as such terms are defined herein). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 7, 2019, Articles of Amendment filed with the Department on June 20, 2019, Articles of Amendment filed with the Department on July 12, 2019, Articles of Amendment and Restatement filed with the Department on February 3, 2020, Articles Supplementary filed with the Department on July 20, 2020, Articles Supplementary filed with the Department on March 31, 2021, Articles Supplementary filed with the Department on November 2, 2023 (the “2023 Series B Articles Supplementary”), and Articles Supplementary filed with the Department on October 1, 2025 (the “2025 Series B Articles Supplementary” and together with the 2023 Series B Articles Supplementary, the “Series B Articles Supplementary”);

(ii)    the Bylaws of the Company, adopted on or as of June 10, 2019 (the “2019 Bylaws”), the Amended and Restated Bylaws of the Company, adopted on or as of February 3, 2020 (the “2020 Bylaws”), the Amended and Restated Bylaws of the Company, adopted on or as of May 4, 2021 (the “2021 Bylaws”), the Amended and Restated Bylaws of the Company, adopted on or as of February 22, 2023 (the “2023 Bylaws”), and the Second Amended and Restated Bylaws of the Company, adopted on or as of January 3, 2024 (the “2024 Bylaws”, and together with the 2019 Bylaws, the 2020 Bylaws, the 2021 Bylaws and the 2023 Bylaws, collectively, the “Bylaws”);

BALLARD SPAHR LLP

NexPoint Real Estate Finance, Inc.
October 1, 2025

(iii)    Written Consent of Sole Director in Lieu of Organization Meeting, dated as of June 10, 2019 (the “Organizational Resolutions”);

(iv)    certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to, among other things, the authorization of the issuance of the Shares (the “Directors’ Resolutions”);

(v)    the Registration Statement and the related base prospectus, dated December 29, 2023, and the related prospectus supplement dated March 14, 2025 (the “Prior Prospectus Supplement”), as amended and supplemented by Amendment No. 1 to prospectus supplement dated October 1, 2025 (the “Prospectus Supplement”), each in the form filed or to be filed with the Commission pursuant to the Act;

(vi)    a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Resolutions and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and as to the manner of adoption of the Directors’ Resolutions;

(vii)    a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(viii)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

NexPoint Real Estate Finance, Inc.
October 1, 2025

(d)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)    the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)    none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Charter or Section 14 of the Series B Articles Supplementary relating to restrictions on ownership and transfer of shares of stock of the Company;

(g)    none of the Shares will be issued or sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL; and

(h)    upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Series B Preferred Stock issued and outstanding on the date subsequent to the date hereof on which such Shares are issued, after giving effect to the issuance of such Shares, will not exceed the total number of shares of Series B Preferred Stock that the Company is authorized to issue under the Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.    The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company in exchange for payment therefor in accordance with the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

NexPoint Real Estate Finance, Inc.
October 1, 2025

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement, and we further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP